                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM 8-K/A


                           CURRENT REPORT AMENDMENT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of earliest event reported)    February 18      , 1998
                                                  ---------------------    --


                              LA-MAN CORPORATION
  ----------------------------------------------------------------------------


           Nevada                         014427                 38-2286268
----------------------------       --------------------      -----------------
(State or other jurisdiction       (Commission File No)       (IRS Employer
      of incorporation)                                      Identification No.)



       5029 Edgewater Drive, Orlando, FL                              32810
  ----------------------------------------------------------------------------
    (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code        (407) 521-7477
                                                   ---------------------------


                                Not Applicable
  ----------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


     On March 2, 1998, La-Man Corporation, the Registrant (the "Company") filed a Current Report on Form 8-K dated as of February 18, 1998, reporting the Company's acquisition by merger of Electronic Sign Corporation, a California corporation d/b/a Ad Art ("ESC"). This Form 8-K/A amends the Form 8-K Current Report by filing, with this Form 8-K/A, the financial statements and pro forma financial information required pursuant to Item 7.


ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION
     (a) Financial Statements of Business Acquired. The following documents are filed as part of this Report:

ELECTRONIC SIGN CORPORATION AND SUBSIDIARY (DBA AD ART)
Report of Independent Certified Public Accountants - Bartig, Basler and Ray,
     CPAs, Inc.
Consolidated Balance Sheet as of December 31, 1997
Consolidated Statements of Income and Retained Earnings for years ended December
     31, 1997 and 1996
Consolidated Statements of Cash Flows for years ended December 31, 1997 and 1996 Notes to Consolidated Financial Statements

     (b) Pro Forma Financial Information. The following pro forma financial information is filed as part of this report

LA-MAN CORPORATION AND SUBSIDIARIES PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS La-Man Corporation and Subsidiaries Pro Forma Consolidated Balance Sheet as of
     December 31, 1997
La-Man Corporation and Subsidiaries Pro Forma Consolidated Statement of
     Income for year ended June 30, 1997
La-Man Corporation and Subsidiaries Pro Forma Consolidated Statement of
     Income for the six months ended December 31, 1997
La-Man Corporation and Subsidiaries Notes to Pro Forma Consolidated Financial
     Statements

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.



                                              LA-MAN CORPORATION
                                              (REGISTRANT)

Date: April 28, 1998                          By:   /s/ J. William Brandner
                                                 -------------------------------
                                                 J. William Brandner, President
                                                 and Chief Executive Officer

              ITEM 7(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

ELECTRONIC SIGN CORPORATION AND SUBSIDIARY (DBA AD ART)

Report of Independent Certified Public Accountants - Bartig, Basler and Ray,
     CPAs, Inc.
Consolidated Balance Sheet as of December 31, 1997
Consolidated Statements of Income and Retained Earnings for years ended December
     31, 1997 and 1996
Consolidated Statements of Cash Flows for years ended December 31, 1997 and 1996 Notes to Consolidated Financial Statements

                          ELECTRONIC SIGN CORPORATION
                                AND SUBSIDIARY
                                 (DBA AD ART)

                 CONSOLIDATED FINANCIAL STATEMENTS AND REPORT
                  OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                          DECEMBER 31, 1997 AND 1996

                          ELECTRONIC SIGN CORPORATION
                                AND SUBSIDIARY
                                 (DBA AD ART)

                               Table of Contents
                               -----------------

                                                              Page
                                                             ------
Report of Independent Certified Public Accountants..........      1

Consolidated Financial Statements
  Consolidated Balance Sheet................................      2
  Consolidated Statements of Income and Retained Earnings...      3
  Consolidated Statements of Cash Flows.....................      4
  Notes to Consolidated Financial Statements................   5-14

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Electronic Sign Corporation (DBA Ad Art)

We have audited the accompanying consolidated balance sheet of Electronic Sign Corporation (DBA Ad Art) (A California Corporation) and subsidiaries as of December 31, 1997, and the related consolidated statements of income, retained earnings and cash flows for each of the two years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Electronic Sign Corporation (DBA Ad Art) and subsidiaries at December 31, 1997, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

BARTIG, BASLER & RAY, CPAs, INC.
Citrus Heights, California



February 25, 1998

                          ELECTRONIC SIGN CORPORATION
                                AND SUBSIDIARY
                                 (DBA AD ART)

                          Consolidated Balance Sheet
                               December 31, 1997

                         ASSETS

CURRENT ASSETS
 Cash                                                 $  144,268
 Accounts receivable:
   Trade accounts receivable, less allowance for
    doubtful accounts of $144,524                      2,756,086
   Other receivables                                     144,098
 Inventories                                           3,245,556
 Costs and estimated earnings in excess of
  billings on uncompleted contracts in progress          760,846
 Deposits                                                 89,884
 Prepaid expenses                                         69,612
 Deferred income taxes                                   183,344
                                                      ----------
   Total Current Assets                                7,393,694

Property, plant and equipment                          2,390,223
Other assets                                              61,972
                                                      ----------

                                                      $9,845,889
                                                      ==========

            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

 Accounts payable                                     $3,297,805
 Customer deposits                                       131,781
 Accrued expenses                                        793,395
 Liability for lawsuit settlement                        139,278
 Income taxes payable                                    337,672
 Current portion of long-term debt                        50,665
 Current portion of obligations under capital leases      32,849
                                                      ----------
   Total Current Liabilities                           4,783,445

NONCURRENT LIABILITIES
 Long-term debt, less current maturities               1,130,750
 Obligations under capital leases, less current
  portion                                                 38,106
 Line of credit                                        2,698,397
                                                      ----------

   Total Liabilities                                   8,650,698
                                                      ----------

STOCKHOLDERS' EQUITY
 Common stock, no par value; authorized 1,000 shares,
   issued and outstanding - 50 shares                      5,000
 Retained earnings                                     1,190,191
                                                      ----------
   Total Stockholders' Equity                          1,195,191
                                                      ----------

                                                      $9,845,889
                                                      ==========


         See accompanying notes to consolidated financial statements.

                          ELECTRONIC SIGN CORPORATION
                                AND SUBSIDIARY
                                 (DBA AD ART)


                       Consolidated Statements of Income
                             and Retained Earnings
                For the Years Ended December 31, 1997 and 1996


                                                 1997           1996
                                              -----------    -----------
Net sales                                     $28,277,081    $27,955,818

Cost of sales                                  20,496,833     20,464,530
                                              -----------    -----------

   Gross Profit                                 7,780,248      7,491,288
                                              -----------    -----------

Expenses
 Selling                                        4,766,681      4,544,776
 Art department                                   387,797        350,215
 General and administrative                     1,503,037      1,343,839
                                              -----------    -----------

   Total Expenses                               6,657,515      6,238,830
                                              -----------    -----------

Income from operations                          1,122,733      1,252,458
                                              -----------    -----------

Other income (expenses)
 Interest income                                    9,870         15,570
 Other income                                      36,316         75,906
 Interest expense                                (401,596)       (75,866)
 Aborted merger expenses                               --       (605,469)
                                              -----------    -----------

   Total Other Income (Expenses)                 (355,410)      (589,859)
                                              -----------    -----------

Income before income taxes                        767,323        662,599

Income tax expenses                               243,665        308,765
                                              -----------    -----------

Net income                                        523,658        353,834

Retained earnings, beginning                      666,533        312,699
                                              -----------    -----------

Retained earnings, ending                     $ 1,190,191    $   666,533
                                              ===========    ===========


         See accompanying notes to consolidated financial statements.

                          ELECTRONIC SIGN CORPORATION
                                AND SUBSIDIARY
                                 (DBA AD ART)

                     Consolidated Statements of Cash Flows
                For the Years Ended December 31, 1997 and 1996

                                                                         1997           1996
                                                                     -----------    -----------
Cash Flows from Operating Activities:
  Net income                                                         $   523,658    $   353,834
Adjustments to reconcile net earnings to net cash
 provided by (used for) operating activities:
  Depreciation                                                           257,613        126,947
  Deferred income taxes                                                  (61,456)       (38,215)
  Loss on disposals of property                                           24,586          6,592
  Changes in operating assets and liabilities:
    Trade accounts receivable                                           (863,283)       159,484
    Other receivables                                                    (48,015)       (15,779)
    Inventories                                                         (278,464)      (777,341)
    Costs and estimated earnings in excess of
     billings on uncompleted contracts in progress                       959,908     (1,838,005)
    Deposits                                                             188,807       (229,053)
    Prepaid expenses                                                     (55,492)        20,425
    Other assets                                                         (61,972)            --
    Accounts payable                                                  (1,547,829)     2,254,727
    Customer deposits                                                 (1,088,678)       694,650
    Accrued expenses                                                     (18,914)       285,398
    Income taxes payable                                                (345,624)       313,138
                                                                     -----------    -----------
       Net Cash Provided by (Used for) Operating Activities           (2,415,155)     1,316,802
                                                                     -----------    -----------
Cash Flows from Investing Activities:
  Capital expenditures                                                  (369,720)    (1,064,231)
                                                                     -----------    -----------
       Net Cash Used for Investing Activities                           (369,720)    (1,064,231)
                                                                     -----------    -----------
Cash Flows from Financing Activities:
  New capital leases                                                      32,561         52,020
  Net borrowings on line of credit                                     2,698,397             --
  Principal payments on long-term debt                                   (88,733)        (9,175)
  Payments on capital lease obligations                                  (44,851)       (34,089)
                                                                     -----------    -----------
       Net Cash Provided (Used) by Financing Activities                2,597,374          8,756
                                                                     -----------    -----------

Net increase (decrease) in cash                                         (187,501)       261,327
Cash, beginning of year                                                  331,769         70,442
                                                                     -----------    -----------

Cash, end of year                                                    $   144,268    $   331,769
                                                                     ===========    ===========


         See accompanying notes to consolidated financial statements.

                          ELECTRONIC SIGN CORPORATION
                                AND SUBSIDIARY
                                 (DBA AD ART)

                  Notes to Consolidated Financial Statements
                          December 31, 1997 and 1996

Note 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

         History and Business Activity

         Electronic Sign Corporation (the Company) is engaged in the manufacturing and installation of electronic signs. The Company was incorporated under the laws of the State of California in 1995. Effective May 22, 1995, the Company acquired certain assets and assumed certain liabilities of Ad Art Signs, Inc. Assets acquired included petty cash accounts, salesmen and other travel advances, deposits for various insurance policies and certain inventory items (including work in process). Liabilities assumed included obligations to complete work-in-progress, obligations for service and maintenance agreements and certain warranty and payroll obligations. Effective July 15, 1996, the Company completed the purchase of real estate and equipment owned by Ad Art Signs, Inc. These assets had been leased from Ad Art Signs, Inc. on a month-to-month basis.

         The consideration given for these assets included the following:

            Notes and mortgage payable       $  971,698
            Indebtedness to an individual       275,000
            Cash payment                        295,757
                                             ----------
                                             $1,542,455
                                             ==========

         The acquisition was accounted for under the purchase method. Some of the stockholders of the Company were also stockholders in Ad Art Signs, Inc.

         Principles of Consolidation

         The financial statements include the accounts and operations of the Company and Electronic Sign Corporation (DBA Ad Art) of Nevada, a wholly-owned subsidiary. Intercompany transactions have been eliminated in consolidation.

                          ELECTRONIC SIGN CORPORATION
                                AND SUBSIDIARY
                                 (DBA AD ART)

                  Notes to Consolidated Financial Statements
                          December 31, 1997 and 1996

Note 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
         ------------------------------------------

         Revenue Recognition

         The Company recognizes revenues on long-term construction contracts under the percentage-of-completion method, measured by the percentage of contract costs incurred to estimated total costs for each contract. Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit is included in revenues when its realization is reasonably assured.

         Inventories

         Inventories are stated at the lower of cost or market and consist of raw materials used in the production of the Company's product, work-in-process, and finished goods. Cost is determined by the rolling weighted average method.

         Depreciation

         Depreciation of property and equipment is provided on the straight-line method over the following estimated useful lives:

            Buildings and improvements                  40 years
            Machinery, vehicles and equipment         3-10 years
            Office furniture and equipment            5-10 years

         Income Taxes

         Income tax expense or benefit includes both current and deferred state and federal income taxes. Deferred income taxes are provided for temporary differences in the recognition of income and expense for financial reporting and income tax purposes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets, liabilities and tax carry forwards that will result in taxable or deductible amounts in future periods based upon enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax liabilities are recognized when incurred; deferred tax assets, when necessary, are reduced by a valuation allowance and recognized when it is more likely than not that the asset will be realized.

                          ELECTRONIC SIGN CORPORATION
                                AND SUBSIDIARY
                                 (DBA AD ART)

                  Notes to Consolidated Financial Statements
                          December 31, 1997 and 1996

Note 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
         ------------------------------------------

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates used in preparing these financial statements include those assumed in computing profit percentages under the percentage-of-completion method of revenue recognition.

         Financial Instruments

         The carrying amounts of financial instruments, including cash receivables and accounts payable approximated fair value as of December 31, 1997, because of the relatively short maturity of these instruments. The carrying amounts of long-term debt approximated fair value at December 31, 1997, based upon interest rates that are currently available for debt with similar terms. Substantially all financial instruments are held for purposes other than trading.

Note 2:  TRADE ACCOUNTS RECEIVABLE
         -------------------------

         Trade accounts receivable consist of:

            Completed contracts                      $3,606,656
            Contracts in progress                       184,320
                                                     ----------
                                                      3,790,976
            Less:  Allowance for doubtful accounts     (144,524)
            Deferred income                            (890,366)
                                                     ----------
                                                     $2,756,086
                                                     ==========

                          ELECTRONIC SIGN CORPORATION
                                AND SUBSIDIARY
                                 (DBA AD ART)

                  Notes to Consolidated Financial Statements
                          December 31, 1997 and 1996

Note 3:  INVENTORIES
         -----------

         Inventories are as follows:

                                                                 1997
                                                              ----------
            Raw materials and finished goods                  $2,029,340
            Work-in-process                                    1,295,461
                                                              ----------
                                                               3,324,801
            Reserve for obsolescence                             (79,245)
                                                              ----------
                                                              $3,245,556
                                                              ==========

Note 4:  PROPERTY AND EQUIPMENT
         ----------------------

         Property and equipment consists of the following:

                                                                 1997
                                                              ----------
            Land                                              $  339,802
            Building and improvements                          1,201,935
            Machinery, vehicles and equipment                    924,887
            Office furniture and equipment                       308,285
                                                              ----------
                                                               2,774,909
            Less:  accumulated depreciation                     (384,686)
                                                              ----------
                                                              $2,390,223
                                                              ==========

         The depreciation expense for 1997 was $257,613 and for 1996 was $126,947.

Note 5:  COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED
         -----------------------------------------------------------------
         CONTRACTS IN PROGRESS
         ---------------------

         Costs and estimated earnings on uncompleted contracts consist of the following at December 31, 1997:

            Costs incurred on uncompleted contracts           $1,101,727
            Estimated earnings                                   281,981
                                                              ----------
                                                               1,383,708
            Billings to date                                    (622,862)
                                                              ----------
            Costs and estimated earnings in excess of
             billings on uncompleted contracts in progress    $  760,846
                                                              ==========

                          ELECTRONIC SIGN CORPORATION
                                AND SUBSIDIARY
                                 (DBA AD ART)

                  Notes to Consolidated Financial Statements
                          December 31, 1997 and 1996

Note 6:  LONG-TERM DEBT
         --------------

                                                                          1997
                                                                      ----------
         Long-term debt consists of the following:

         8% note payable due in monthly installments of $3,000
          through March 1, 1999.  Secured by deed of trust on
          real property.                                              $  264,216

         8% note payable due in monthly installments of $8,663
          through May 2013.  Secured by deed of trust on land
          and building                                                $  917,199
                                                                      ----------

            Total Payable                                              1,181,415

            Current Portion                                               50,665
                                                                      ----------

            Long-Term Debt                                            $1,130,750
                                                                      ==========

         Aggregate maturities of long-term debt over future years are as follows:

                  1998          $   50,665
                  1999             282,961
                  2000              37,001
                  2001              40,073
                  2002              43,399
                  Thereafter       727,316
                                ----------

                                $1,181,415
                                ==========

Note 7:  COMMITMENTS
         -----------

         The Company conducts its operations partially from leased facilities. These leases are classified as operating leases and expire on various dates through 2002.

         The Company also leases equipment under capital leases which expire on various dates through 2000. The total capitalized cost for this equipment is $131,153 with accumulated depreciation of $35,401 as of December 31, 1997.

                          ELECTRONIC SIGN CORPORATION
                                AND SUBSIDIARY
                                 (DBA AD ART)

                  Notes to Consolidated Financial Statements
                          December 31, 1997 and 1996

Note 7:  COMMITMENTS (continued)
         -----------

         As of December 31, 1997, future net minimum lease payments under capital leases and future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows:

                                                   Capital    Operating
            Year Ending December 31,               Leases       Leases
                                                   -------    ----------
                  1998                             $60,978    $  369,580
                  1999                              15,422       368,755
                  2000                               2,217       330,262
                  2001                                  --       289,301
                  2002                                  --        16,726
                                                   -------    ----------
                                                    78,617    $1,374,624
                                                              ==========
            Less amount representing interest       (7,662)
                                                   -------

            Present value minimum lease payments   $70,955
                                                   =======

         Rental expense for the years ended December 31, 1997 and 1996 was approximately $334,996 and $228,605, respectively.

Note 8:  LINE OF CREDIT
         --------------

         The Company has a $3,000,000 line of credit which had a balance of $2,698,397 at December 31, 1997. Advances on the credit line carry an interest rate of 2.5% over prime. Under the terms of this loan agreement, the line of credit matures March 31, 1999 and is collateralized by deposits, accounts receivable, inventory and property. The agreement has covenants which require the Company to comply with monthly reporting procedures and other legal provisions that will not impair the collateral. At December 31, 1997, the Company was not in violation of any loan covenants.

                          ELECTRONIC SIGN CORPORATION
                                AND SUBSIDIARY
                                 (DBA AD ART)

                  Notes to Consolidated Financial Statements
                          December 31, 1997 and 1996

Note 9:  PENSION PLANS
         -------------

         The Company is a party to four different labor contracts with three locals of the International Brotherhood of Electrical Workers Union (IBEWU). Under the terms of the contracts, the Company is required to contribute 3% of participating employee payroll to a multi-employer pension plan administered by the IBEWU. For the years ended December 31, 1997 and 1996, the Company's pension cost was $190,242 and $148,580, respectively. If the plan terminates or the Company withdraws, the Company could be subject to a withdrawal liability.

         The Company also has a defined contribution retirement 401(k) plan covering substantially all of its employees. Under the plan, the Company will contribute a matching 20% of each employee contribution to a maximum annual Company contribution of either $200 per employee or 3% of each employee's compensation. The Company contribution under the plan was $24,532 and $17,045 for the years ended December 31, 1997 and 1996, respectively.

Note 10: INCOME TAXES
         ------------

         The components of deferred tax assets and liabilities consist of the following as of December 31, 1997:

            Deferred Tax Assets
              Accounts receivable                 $  58,009
              Accrued expenses                      326,253
                                                  ---------

            Gross Deferred Tax Assets               384,262
              Valuation allowance                        --
                                                  ---------

                Total Deferred Tax Assets           384,262

            Deferred Tax Liabilities
              Inventory                            (113,181)
              Plant and equipment                   (87,737)
                                                  ---------

                Net Deferred Tax Assets           $ 183,344
                                                  =========

                          ELECTRONIC SIGN CORPORATION
                                AND SUBSIDIARY
                                 (DBA AD ART)

                  Notes to Consolidated Financial Statements
                          December 31, 1997 and 1996

Note 10:  INCOME TAXES (continued)
          ------------

          The Company believes that it is more likely than not that deferred tax assets will be realized through future taxable earnings. The valuation allowance at December 31, 1997 was estimated at $0.

          Income tax expense (benefits) at December 31, 1997 and 1996 consist of the following:

                                                        1997           1996
                                                      --------       --------
           Currently Payable:
             Federal income tax                       $291,050       $304,532
             State franchise tax                        14,071         42,449
                                                      --------       --------

                                                       305,121        346,981
                                                      --------       --------

           Deferred Asset:
             Federal income tax                       $(47,217)      $(29,361)
             State franchise tax                       (14,239)        (8,855)
                                                      --------       --------

                                                       (61,456)       (38,216)
                                                      --------       --------

           Total                                      $243,665       $308,765
                                                      ========       ========

           The following summary reconciles differences from taxes on income at the federal combined and state statutory rate with the effective rate:

                                                              1997     1996
                                                             -------  -------
           Federal taxes on income at statutory rate          34.00%   34.00%
           State taxes on income at statutory rate             9.30     9.30
           Federal benefit for prepayment of state taxes      (3.16)   (3.16)
                                                             -------  -------

           Combined federal and state statutory rate          40.14%   40.14%
           Nondeductible expenses and permanent differences    8.99     7.80
           State tax refunds, credits and apportionment       (7.90)   (4.50)
           Other                                              (9.48)    3.16
                                                             -------  -------

           Taxes on income at effective rates                 31.75%   46.60%
                                                             =======  =======

                          ELECTRONIC SIGN CORPORATION
                                AND SUBSIDIARY
                                 (DBA AD ART)

                  Notes to Consolidated Financial Statements
                          December 31, 1997 and 1996

Note 11:  CONCENTRATION OF CREDIT RISK
          ----------------------------

          The Company sells signs in the United States and internationally. The Company performs ongoing credit evaluations of its customers and in some instances, requires deposits on customer orders. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

          Approximately 46% of the Company's labor force is covered by collective bargaining agreements which are generally renewed every three years. Approximately 35% of the Company's labor force is covered by agreements which will expire within the next year.

Note 12:  ABORTED REORGANIZATION AND MERGER
          ---------------------------------

          Effective October 1996, the Company had concluded a plan of reorganization and merger with a dormant public corporation. Throughout the remainder of 1996 the parties to the merger became adversarial and, in December 1996, discussions began regarding the recision of the plan of reorganization and merger. In April 1997, a Mutual Agreement Regarding Recision, was entered into between the Company, the dormant public company and other individuals, all of which were parties to the original transaction. The purpose of the recision was to reverse the merger and place each party, more or less, in the same position it would have been in had the merger never taken place. Total costs incurred by the Company, primarily for legal and consulting fees, related to the original merger and the recision totaled $605,469. Of these costs, $120,000 is the result of a Settlement Agreement and Mutual General Release where the Company has agreed to pay $120,000 in installments without interest in exchange for dismissal of all litigation..

Note 13:  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
          ------------------------------------------------

                                                           1997          1996
                                                         --------      -------
          Cash Paid During the Period for:
            Interest expense                             $374,968      $75,865
            Income taxes                                 $718,395      $80,800

                          ELECTRONIC SIGN CORPORATION
                                AND SUBSIDIARY
                                 (DBA AD ART)

                  Notes to Consolidated Financial Statements
                          December 31, 1997 and 1996

Note 13:  SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (continued)
          ------------------------------------------------

          Supplemental disclosures of noncash investing and financing activities:

          Effective July 15, 1996, the Company acquired certain assets and assumed certain liabilities of Ad Art Signs, Inc. These were:

          Assets
             Land                                      $  339,802
             Building                                     948,176
             Equipment                                    254,477
                                                       ----------
                                                       $1,542,455
                                                       ==========

          Liabilities
             Notes and mortgage payable                $  971,698
             Amount due to an individual                  275,000
                                                       ----------

                Total Liabilities                       1,246,698

          Cash payment                                    295,757
                                                       ----------

                                                       $1,542,455
                                                       ==========

Note 14:  SUBSEQUENT EVENTS
          -----------------

          In January and February of 1998 the Company entered into several leases for the use of several vehicles valued in total at $917,480. Lease terms expire at various terms through 2002. These leases were classified as operating leases and included in the net minimum future rental payments of footnote 6.

          On February 18, 1998, La-Man Corporation purchased 100% of the outstanding common stock of the Company from existing shareholders in exchange for $3,000,000 and 810,000 shares of its common stock.

                   ITEM 7(B) PRO FORMA FINANCIAL INFORMATION


LA-MAN CORPORATION AND SUBSIDIARIES PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


La-Man Corporation and Subsidiaries Pro Forma Consolidated Balance Sheet as of
     December 31, 1997
La-Man Corporation and Subsidiaries Pro Forma Consolidated Statement of
     Income for year ended June 30, 1997
La-Man Corporation and Subsidiaries Pro Forma Consolidated Statement of
     Income for the six months ended December 31, 1997
La-Man Corporation and Subsidiaries Notes to Pro Forma Consolidated Financial
     Statements

                      LA-MAN CORPORATION AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEET - UNAUDITED
                               DECEMBER 31, 1997


                                                                 La-Man    Electronic Sign                         Consolidated
                                                        Corporation and        Corporation       Pro Forma            Pro Forma
                                                           Subsidiaries     (d/b/a Ad Art)     Adjustments        Balance Sheet
-------------------------------------------------------------------------------------------------------------------------------

ASSETS
CURRENT ASSETS
Cash                                                        $         -         $  144,268     $ 4,365,000  (1)     $ 1,266,718
                                                                                                (3,242,550) (2)

Accounts receivable:
     Trade - net                                              2,542,615          2,756,086               -            5,298,701
     Other                                                      129,245            144,098               -              273,343
Inventories                                                   1,104,546          3,245,556               -            4,350,102
Costs and estimated earnings in excess of
 billings on uncompleted contracts in progress                  160,680            760,846               -              921,526
Prepaid expenses                                                443,481            159,496               -              602,977
Deferred tax assets                                             297,000            183,344               -              480,344
-------------------------------------------------------------------------------------------------------------------------------
                                                              4,677,567          7,393,694       1,122,450           13,193,711
-------------------------------------------------------------------------------------------------------------------------------

PROPERTY, PLANT AND EQUIPMENT - NET                           3,116,515          2,390,223       1,100,000  (3)       6,606,738
-------------------------------------------------------------------------------------------------------------------------------

OTHER ASSETS
Intangibles - net                                             2,931,148                  -       4,319,809  (4)       7,428,957
                                                                                                   178,000  (5)
Other                                                           318,940             61,972               -              380,912
-------------------------------------------------------------------------------------------------------------------------------
                                                              3,250,088             61,972       4,497,809            7,809,869
-------------------------------------------------------------------------------------------------------------------------------

                                                            $11,044,170         $9,845,889      $6,720,259          $27,610,318
===============================================================================================================================

LIABILITIES AND STOCKHOLDERS= EQUITY
CURRENT LIABILITIES
Accounts payable                                            $   586,771         $3,297,805               -          $ 3,884,576
Customer deposits                                               568,843            131,781               -              700,624
Accrued expenses                                                759,415          1,270,345               -            2,029,760
Deferred income                                                  19,257                  -               -               19,257
Current maturities of long-term debt                            360,000             50,665               -              410,665
Current portion of obligations under capital leases              28,808             32,849               -               61,657
-------------------------------------------------------------------------------------------------------------------------------
                                                              2,323,094          4,783,445               -            7,106,539
-------------------------------------------------------------------------------------------------------------------------------

NON-CURRENT LIABILITIES
Long-term debt, less current maturities                       2,890,000          1,130,750       3,500,000  (6)       7,520,750
Obligations under capital leases, less current portion            6,166             38,106               -               44,272
Line of credit                                                  461,000          2,698,397               -            3,159,397
-------------------------------------------------------------------------------------------------------------------------------
                                                              3,357,166          3,867,253       3,500,000           10,724,419
-------------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS= EQUITY
Common stock                                                      3,597              5,000           1,041  (7)           4,638
                                                                                                    (5,000) (8)
Additional paid-in capital                                    6,565,339                  -       4,414,409  (9)      10,979,748
Accumulated deficit                                          (1,205,026)         1,190,191      (1,190,191) (8)      (1,205,026)
-------------------------------------------------------------------------------------------------------------------------------
                                                              5,363,910          1,195,191       3,220,259            9,779,360
-------------------------------------------------------------------------------------------------------------------------------

                                                            $11,044,170         $9,845,889     $ 6,720,259          $27,610,318
===============================================================================================================================

See accompanying notes to unaudited pro forma consolidated financial statements

                      LA-MAN CORPORATION AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED STATEMENT OF INCOME - UNAUDITED
                            YEAR ENDED JUNE 30, 1997


                                                                 La-Man    Electronic Sign                            Consolidated
                                                        Corporation and        Corporation       Pro Forma     Pro Forma Statement
                                                           Subsidiaries     (d/b/a Ad Art)     Adjustments               of Income
----------------------------------------------------------------------------------------------------------------------------------

SALES                                                       $15,945,627        $31,292,549      $        -             $47,238,176
COST OF SALES                                                 8,123,075         23,181,042               -              31,304,117
----------------------------------------------------------------------------------------------------------------------------------
Gross profit                                                  7,822,552          8,111,507                              15,934,059
Operating expenses                                            6,790,925          6,993,417         153,424  (10)        13,937,766
----------------------------------------------------------------------------------------------------------------------------------
Income from operations                                        1,031,627          1,118,090        (153,424)              1,996,293

OTHER INCOME (EXPENSE)
Interest income                                                 100,770              9,362               -                 110,132
Interest expense                                               (233,140)          (147,166)       (306,250) (11)          (686,556)
Gain(loss)  on disposal of property and equipment               270,892               (296)              -                 270,596
Aborted merger expenses                                               -           (605,469)              -                (605,469)
Miscellaneous income                                             19,253             67,533               -                  86,786
----------------------------------------------------------------------------------------------------------------------------------
                                                                157,775           (676,036)       (306,250)               (824,511)
----------------------------------------------------------------------------------------------------------------------------------

Income from continuing operations before
 income tax benefit                                           1,189,402            442,054        (459,674)              1,171,782
Income tax benefit (expense)                                    229,000           (198,927)        109,454  (12)           139,527
----------------------------------------------------------------------------------------------------------------------------------
Income from continuing operations                             1,418,402            243,127        (350,220)              1,311,309

DISCONTINUED OPERATIONS
Loss from operations of discontinued operations                 281,371                  -               -                 281,371
Loss on disposal of discontinued operations                     371,572                  -               -                 371,572
----------------------------------------------------------------------------------------------------------------------------------
                                                                652,943                  -               -                 652,943
----------------------------------------------------------------------------------------------------------------------------------

Net income                                                  $   765,459        $   243,127      $ (350,220)            $   658,366
==================================================================================================================================

BASIC EARNINGS PER COMMON SHARE
Continuing operations                                       $       .43                         $     (.14)            $      0.29
Discontinued operations                                            (.20)                               .06                   (0.14)
----------------------------------------------------------------------------------------------------------------------------------
                                                            $       .23                         $     (.08)            $      0.15
==================================================================================================================================

DILUTED EARNINGS PER COMMON SHARE
Continuing operations                                       $       .37                         $     (.10)            $      0.27
Discontinued operations                                            (.16)                               .06                   (0.10)
----------------------------------------------------------------------------------------------------------------------------------
                                                            $       .21                         $     (.04)            $      0.17
==================================================================================================================================

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic                                                         3,438,580                          1,041,482  (13)         4,480,062
Diluted                                                       4,202,331                          1,743,155  (13)         5,945,486

==================================================================================================================================

See accompanying notes to unaudited pro forma consolidated financial statements

                      LA-MAN CORPORATION AND SUBSIDIARIES
             PRO FORMA CONSOLIDATED STATEMENT OF INCOME - UNAUDITED
                       SIX MONTHS ENDED DECEMBER 31, 1997


                                                                 La-Man    Electronic Sign                            Consolidated
                                                        Corporation and        Corporation       Pro Forma     Pro Forma Statement
                                                           Subsidiaries     (d/b/a Ad Art)     Adjustments               of Income
----------------------------------------------------------------------------------------------------------------------------------

SALES                                                        $9,771,147        $16,430,292      $        -             $26,201,439
COST OF SALES                                                 5,327,422         12,445,435               -              17,772,857
----------------------------------------------------------------------------------------------------------------------------------
Gross profit                                                  4,443,725          3,984,857                               8,428,582
Operating expenses                                            3,937,168          3,063,625          76,712  (10)         7,077,505
----------------------------------------------------------------------------------------------------------------------------------
Income from operations                                          506,557            921,232         (76,712)              1,351,077

OTHER INCOME (EXPENSE)
Interest income                                                  48,873              6,823               -                  55,696
Interest expense                                               (118,955)          (207,868)       (153,125) (11)          (479,948)
Gain (loss) on disposal of property and equipment                 3,150             (3,577)              -                    (427)
Miscellaneous income                                             20,013              3,155               -                  23,168
----------------------------------------------------------------------------------------------------------------------------------
                                                                (46,919)          (201,467)       (153,125)               (401,511)
----------------------------------------------------------------------------------------------------------------------------------

Income from continuing operations before
 income tax benefit                                             459,638            719,765        (229,837)                949,566
Income tax (expense) benefit                                    (98,000)          (228,565)         54,727  (12)          (271,838)
----------------------------------------------------------------------------------------------------------------------------------

Net income                                                   $  361,638        $   491,200      $ (175,110)             $  677,728
==================================================================================================================================

EARNINGS PER COMMON SHARE
Basic                                                        $      .10                         $      .05              $      .15
Diluted                                                      $      .08                         $      .04              $      .12

==================================================================================================================================

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic                                                         3,572,578                          1,041,482  (13)         4,614,060
Diluted                                                       4,801,469                          1,778,324  (13)         6,579,793

==================================================================================================================================

See accompanying notes to unaudited pro forma consolidated financial statements

                     LA-MAN COMPORATION AND SUBSIDIARIES
        Notes to Unaudited Pro Forma Consolidated Financial Statements

NOTE 1   BASIS OF PRESENTATION

         The accompanying unaudited pro forma consolidated financial statements illustrate the effect of the acquisition of Electronic Sign Corporation (d/b/a Ad Art) ("Ad Art") by La-Man Corporation ("The Company") on the Company's financial position and results of operations. The unaudited pro forma consolidated balance sheet as of December 31, 1997 is based upon the historical balance sheets of the Company and Ad Art as of that date and assumes that the acquisition took place on that date. The unaudited pro forma consolidated statements of income for the year ended June 30, 1997 and the six months ended December 31, 1997 are prepared based upon the historical results of operations of the Company and Ad Art and assumes that the acquisition occurred at July 1, 1996.

         The La-Man Corporation and subsidiaries balance sheet as of December 31, 1997 and the statement of income for the six months ended December 31, 1997 and the Ad Art balance sheet as of June 30, 1997 and the statements of income for the year and six months ended June 30, 1997 and December 31, 1997, respectively, are unaudited but, in the opinion of management, include all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations.

         The pro forma consolidated financial statements do not purport to be indicative of what actual results of operations would have been had the acquisition occurred on the dates as presented in the pro forma consolidated financial statements and the pro forma consolidated financial statements may not be indicative of results that may occur in the future. In addition, the pro forma consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma consolidated financial statements are based upon management=s current estimate of the allocation of the purchase price. The actual allocations may differ.

         The consolidated pro forma financial statements should be read in conjunction with the historical financial statements of the Company and Ad Art.


NOTE 2   PRO FORMA ADJUSTMENTS

         (1) In conjunction with the acquisition of Ad Art, the Company received $3,395,000 (net of debt issue costs totaling $105,000) in exchange for debentures issued as discussed in pro forma adjustment (6) below. In addition, the Company sold 231,482 shares of common stock for total cash proceeds of $970,000 (net of $30,000 of issuance costs) as discussed in pro forma adjustment (7) below.
         (2) The Company paid cash totaling $3,242,550 in connection with the acquisition of Ad Art. These payments included $3,000,000 paid to retire notes payable to certain of the prior shareholders of Ad Art. The remaining $242,550 represents legal and consulting fees and other costs of the acquisition.
         (3) The adjustment to property, plant and equipment is to adjust Ad Art=s property to estimated fair market value as of the date of the acquisition.
         (4) This adjustment to intangibles represents the goodwill acquired in the acquisition. The acquisition was recorded using the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based upon their estimated fair market values. The excess of the purchase price over the estimated fair value of the net assets acquired has been accounted for as goodwill and will be amortized over its estimated life of 40 years.
         (5) This adjustment to intangibles represents capitalized loan costs associated with the debt incurred as discussed in pro forma adjustment (6) below. Total loan costs included cash fees of $105,000 (see pro forma adjustment (1) above) and stock purchase warrants with a fair market value of $73,000 (see pro forma adjustment (9) below).
         (6) In connection with the acquisition of Ad Art, the Company issued $3,500,000 of 8.75% subordinated convertible dentures. Interest on the debentures is payable monthly with monthly principal payments beginning March 2001 at a rate of 1% of the outstanding balance with a final balloon payment due March 2005. The debentures are convertible into La-Man Corporation common stock at a rate of $4.75 per share, subject to certain adjustments.

                     LA-MAN COMPORATION AND SUBSIDIARIES
        Notes to Unaudited Pro Forma Consolidated Financial Statements

NOTE 2   PRO FORMA ADJUSTMENTS (continued)
         (7) In connection with the acquisition, 810,000 shares of the Company=s $.001 par value common stock were issued to certain of the prior shareholders of Ad Art. In addition, a total of 231,482 shares of the Company's $.001 par value common stock were sold to third parties for cash proceeds of $1,000,000 (see pro forma adjustment
             (1) above) to assist in financing the acquisition.
         (8) This adjustment to common stock and retained earnings is to eliminate Ad Art's equity accounts prior to the acquisition. The acquisition was recorded using the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based upon their estimated fair market values. The excess of the purchase price over the estimated fair value of the net assets acquired has been accounted for as goodwill.
         (9) Pro forma adjustments to paid in capital consist of the following:

                Fair market value in excess of par value of
                  810,000 shares of the Company's $.001 par
                  value common stock issued to certain of the
                  prior shareholders of Ad Art (see pro forma
                  adjustment (7) above)                            $3,336,390
                Fair market value in excess of par value (net
                  of issuance costs) of 231,482 shares of the
                  Company's $.001 par value common stock sold
                  to finance acquisition (see pro forma
                  adjustment (7) above)                               969,769
                Fair market value of warrants to purchase
                  200,000 shares of the Company's $.001 par
                  value common stock at $4.32 per share; issued
                  to pay debt issuance costs (see pro forma
                  adjustment (5) above)                                73,000
                Fair market value of warrants to purchase
                  75,000 shares of the Company's $.001 par
                  value common stock at $4.32 per share; issued        35,250
                  to pay fees associated with the acquisition      ----------
                                                                   $4,414,409
                                                                   ==========

         (10) The pro forma adjustment to operating expenses includes the amortization of debt issue costs over the 7 year term of the related debt (see pro forma adjustment (5) above), the additional depreciation on the adjustment of Ad Art's property and equipment to fair market value (see pro forma adjustment (3) above), and the amortization of goodwill acquired over its estimated useful life of 40 years (see pro forma adjustment (4) above.
         (11) The pro forma adjustment to interest expense represents interest expense incurred on the 8.75% subordinated convertible note payable (see pro forma adjustment (6) above).
         (12) The pro forma adjustment to income taxes represents the cumulative tax benefit of the other pro forma adjustments.
         (13) The pro forma adjustments to basic weighted average shares outstanding includes the 810,000 shares issued to certain of Ad Art's prior shareholders and the 231,482 shares sold to third parties (see proforma adjustment (7) above). The proforma adjustments to diluted weighted average shares outstanding include the dilutive effect of the $3,500,000, 8.75% convertible debentures (see proforma adjustment (6) above).

                     LA-MAN COMPORATION AND SUBSIDIARIES
        Notes to Unaudited Pro Forma Consolidated Financial Statements

NOTE 3  EARNINGS PER SHARE
Pro forma diluted earnings per common share is calculated as follows:


                                                              Year Ended 06/30/97                 Six Months
                                                    ----------------------------------------
                                                    Continuing    Discontinued                         Ended
                                                    Operations      Operations           Net        12/31/97
                                                    ----------      ----------    ----------      ----------
Pro forma net income as shown                       $1,311,309      $ (652,943)   $  658,366      $  671,588
Add interest on convertible debt (net of tax):
 $750,000 8% note convertible at $4.53                  52,866                        52,856          21,412
 $3.5 million 8.75% debentures
    convertible at $4.75                               269,784                       269,784         109,289
                                                    ----------      ----------    ----------      ----------
Adjusted pro forma net income                       $1,633,949      $ (652,943)   $  981,006      $  802,289
                                                    ==========      ==========    ==========      ==========

Basic weighted average shares outstanding            4,480,062       4,480,062     4,480,062       4,614,060
Add shares issuable upon conversion of
 convertible debt                                      902,405         902,405       902,405         902,405
Add additional shares issuable from dilutive
 options and warrants, net of treasury
 stock repurchased                                     563,019         563,019       563,019       1,063,328
                                                    ----------      ----------    ----------      ----------
Adjusted diluted weighted average shares
 outstanding                                         5,945,486       5,945,486     5,945,486       6,579,793
                                                    ==========      ==========    ==========      ==========
Diluted earnings per common share                   $     0.27      $    (0.10)   $     0.17      $     0.12
                                                    ==========      ==========    ==========      ==========